UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2013

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 19, 2013, LRR Energy, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, LRE GP, LLC (the “General Partner”), LRE Operating, LLC (the “Operating Subsidiary,” and together with the Partnership and the General Partner, the “Partnership Entities”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C,” and together with LRR A and LRR B, the “Selling Unitholders”) and Raymond James & Associates, Inc., Barclays Capital Inc., UBS Securities LLC and the other underwriters party thereto (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) (i) by the Partnership of 3,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) by the Selling Unitholders of 3,000,000 Common Units, at a price to the public of $16.84 per Common Unit ($16.1664 per Common Unit, net of the underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to an additional 900,000 Common Units, including up to 700,000 Common Units from the Partnership and 200,000 Common Units from the Selling Unitholders, at the public offering price less the underwriting discount. On March 20, 2013, the Underwriters exercised in full their option to purchase the additional 900,000 Common Units.

The material terms of the Offering are described in the prospectus, dated March 19, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on March 20, 2013 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-185366), which was declared effective by the Commission on January 16, 2013. Certain legal opinions related to the Offering are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Entities and the Selling Unitholders, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Entities and the Selling Unitholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on March 22, 2013. The Partnership will receive net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership) from the Offering of approximately $59.7 million, including net proceeds from the exercise of the Underwriters’ option to purchase additional Common Units.  The Partnership plans to use the net proceeds from the Offering (including the net proceeds from the exercise of the Underwriters’ option) to repay borrowings outstanding under its revolving credit facility, a portion of which it intends to reborrow to fund the $38.2 million purchase price (subject to customary purchase price adjustments) of certain oil and natural gas properties located in the Mid-Continent Region in Oklahoma from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. The transaction is expected to close on or about April 1, 2013, subject to certain third-party approvals and other customary closing conditions.

The Partnership will not receive any of the proceeds from the Common Units sold by the Selling Unitholders.

The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business. An affiliate of Barclays Capital Inc. is a lender under the Partnership’s revolving credit facility and may receive a portion of the proceeds from the Offering through repayment of indebtedness under such facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Amendment to Term Loan Agreement

On March 21, 2013, the Partnership entered into the First Amendment (“First Amendment”) to Second Lien Credit Agreement (the “Term Loan Agreement”) by and among the Partnership, as parent guarantor, the Operating Subsidiary, as borrower, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as administrative agent, that, among other things, amends the Term Loan Agreement to exclude the Offering from compliance with the mandatory prepayment provision under the Term Loan Agreement that requires the Partnership to use 50% of the net cash proceeds from any equity offering to repay borrowings outstanding under the Term Loan Agreement.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 19, 2013, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Raymond James & Associates, Inc., Barclays Capital Inc., UBS Securities LLC and the other underwriters party thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

10.1

First Amendment dated as of March 21, 2013 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: March 21, 2013	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 19, 2013, by and among LRR Energy, L.P., LRE GP, LLC, LRE Operating, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. and Raymond James & Associates, Inc., Barclays Capital Inc., UBS Securities LLC and the other underwriters party thereto.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP relating to tax matters.

10.1

First Amendment dated as of March 21, 2013 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)